UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On April 3, 2012, WGL Holdings, Inc. (WGL Holdings) and Washington Gas Light Company (Washington Gas) each entered into separate revolving credit agreements. Each of the credit facilities provides for a term of five years. The credit facilities each have two one-year extension options. The same commercial banks are lenders under each of the credit facilities. Those lenders are Wells Fargo Bank, National Association; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; Branch Banking and Trust Company; TD Bank, N.A.; The Bank of New York Mellon; PNC Bank, National Association; U.S. Bank, National Association; The Northern Trust Company; Canadian Imperial Bank of Commerce, New York Agency; and Mechanics and Farmers Bank.

The credit facility for WGL Holdings permits it to borrow up to $450 million, and further permits, with the banks’ approval, additional borrowings of $100 million for a maximum potential total of $550 million. The credit facility for Washington Gas permits it to borrow up to $350 million, and further permits, with the banks’ approval, additional borrowings of $100 million for a maximum potential total of $450 million.

The interest rate on loans made under the credit facilities will be a fluctuating rate per annum that will be set using certain parameters at the time each loan is made. There are no material relationships between any of the banks and WGL Holdings, Washington Gas or any of their affiliates.

Item 1.02 – Termination of a Material Definitive Agreement

On April 3, 2012, WGL Holdings and Washington Gas each terminated revolving credit agreements that had been entered into on August 3, 2007. The same commercial banks were lenders under each of the expiring credit facilities. Those lenders were Wells Fargo Bank, National Association; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; SunTrust Bank; The Bank of New York Mellon; JPMorgan Chase Bank, N.A.; Branch Banking and Trust Company; PNC Bank, National Association; The Northern Trust Company; TD Bank, N.A.; The Bank of Nova Scotia; and Bank of America, N.A.

The terminated credit facility for WGL Holdings permitted borrowing up to $400 million, and further permitted, with the banks’ approval, an additional line of credit of $50 million for a maximum potential total of $450 million. The terminated credit facility for Washington Gas permitted borrowing up to $300 million, and further permitted, with the banks’ approval, an additional line of credit of $100 million for a maximum potential total of $400 million. Neither WGL Holdings nor Washington Gas incurred any material early termination penalties. There were no material relationships between any of the lenders under the terminated credit facilities and WGL Holdings, Washington Gas or any of their affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date: April 9, 2012	/s/ William R. Ford
William R. Ford Controller (Principal Accounting Officer)